Exhibit 5.2

July 31, 2020 File No.: 142252.1001

VBI Vaccines Inc. 222 3rd Street, Suite 2241 Cambridge, MA 02142

Re:	VBI Vaccines Inc.
Registration Statement on Form S-3 (the “Registration Statement”)

We have acted as Canadian counsel to VBI Vaccines Inc. (the “Company”), a corporation incorporated under the Business Corporations Act (British Columbia), with respect to certain legal matters in connection with the registration by the Company, under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of the: (i) offer and sale by the Company from time to time of common shares, without par value (“Common Shares”), warrants to purchase Common Shares (“Warrants”), subscription rights for Common Shares, Warrants or any combination thereof (“Subscription Rights”), or any combination thereof (“Units”) (collectively, the Common Shares, Warrants, Subscription Rights and Units are referred to as the “Securities”), which Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Base Prospectus”).

We have also acted as Canadian Counsel to the Company in connection with the sale through Jefferies LLC, as the sales agent (the “Agent”), from time to time by the Company of up to $125,000,000 of Common Shares (the “Sales Agreement Shares”) pursuant to the Registration Statement and the terms of the Open Market Sale AgreementSM dated July 31, 2020 (the “Sales Agreement”) between the Agent and the Company.

We have examined the Registration Statement and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies or electronic transmissions. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the legal, valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

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We have also assumed that the Sales Agreement Shares will be duly registered on the books of the registrar and transfer agent therefor in the name or on behalf of the purchasers, have been issued by the Company against payment therefor in the circumstances contemplated by the Sales Agreement and, if applicable, the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation law and upon the issuance of any of the Sales Agreement Shares.

For purposes of this opinion letter, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, (b) other than in respect of the Sales Agreement Shares, a Prospectus Supplement will have been prepared and filed with the U.S. Securities and Exchange Commission describing the Securities offered thereby, (c) all Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, (d) any definitive purchase, underwriting or similar agreement with respect to any Securities offered, will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (e) any securities issuable upon exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise, (f) at the time of any offering or sale of any Common Shares, Warrants to purchase Common Shares, Units comprised of, in whole or in part, Common Shares or Subscription Rights for, in whole or in part, Common Shares, and as of the date of the issuance of any Common Shares issuable upon exercise of Warrants or Subscription Rights there will be sufficient Common Shares authorized and unissued under the Company’s then operative notice of articles (the “Notice”) and articles (together with the Notice, the “Charter Documents”) and not otherwise reserved for issuance, (g) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance, (h) at the time of issuance of the Securities, the Charter Documents are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof, (i) any Warrant Indenture (defined below), Subscription Receipt Agreement (defined below) or Unit Agreement (defined below) has been duly authorized, executed and delivered by the parties thereto (other than the Company) and constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, (j) the Warrant Indenture, Subscription Receipt Agreement and Unit Agreement are governed by British Columbia law, and (k) that the terms, execution and delivery of the Securities (i) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

Based upon the foregoing, and in reliance thereon, we are of the opinion that:

1.	The Sales Agreement Shares, when issued and paid for in accordance with the Sales Agreement and as contemplated in the Base Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

2.	With respect to Common Shares offered under the Registration Statement (other than the Sales Agreement Shares) when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, and (b) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than such consideration determined by the Company’s Board of Directors and permitted under the laws of British Columbia then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company or (ii) upon exercise or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than such consideration determined by the Company’s Board of Directors and permitted under the laws of the British Columbia then in effect), the Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

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3.	With respect to Warrants offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a warrant indenture in respect thereof (a “Warrant Indenture”) has been duly authorized, executed and delivered by the Company in accordance with applicable law and (c) the Warrants have been duly executed and delivered against payment therefor in accordance with the provisions of the Warrant Indenture and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to Subscription Rights offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Subscription Rights, the terms of the offering thereof and related matters, (b) a subscription right agreement in respect thereof (a “Subscription Receipt Agreement”) has been duly authorized, executed and delivered by the Company in accordance with applicable law and (c) the Subscription Rights have been duly executed and delivered against payment therefor in accordance with the provisions of the Subscription Receipt Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the Securities issuable upon exercise of the Subscription Rights have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	With respect to Units, assuming that (a) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 3 above, (b) any Subscription Rights that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 4 above, and (c) any Common Shares that form a part of such Units are validly issued, fully paid and non-assessable, when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable unit agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law (a “Unit Agreement”), and (iii) the Units or certificates representing the Units or the Securities comprising the Units, as the case may be, have been delivered against payment therefor in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

With respect to our opinion as to the Sales Agreement Shares to be issued after the date hereof, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Shares, future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause outstanding securities to be exercisable or convertible for more shares of Common Shares than the number that remain authorized but unissued.

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The foregoing opinion is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein on the date of this opinion, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We have no responsibility or obligation to: (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to the date hereof that do or may affect the opinion we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

This opinion is addressed to the Company in connection with the filing of the Registration Statement and may not be relied upon by any other person without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Base Prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Yours very truly,

/s/ Stikeman Elliott LLP
Stikeman Elliott LLP